Exhibit 28(d)(xxxvii)

AMENDMENT NO. 3

TO

SUBADVISORY AGREEMENT

This AMENDMENT NO. 3 TO SUBADVISORY AGREEMENT is dated as of October 1, 2011, by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and T. ROWE PRICE ASSOCIATES, INC., a Maryland corporation (the “Subadviser”).

W I T N E S S E T H:

WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement;

WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated January 1, 1999, as amended from time to time (the “Subadvisory Agreement”), pursuant to which the Subadviser furnishes investment advisory services to certain series (the “Portfolios”) of the Trust, as listed on Schedule A of the Subadvisory Agreement;

WHEREAS, the Board of Trustees of the Trust has approved this Amendment to the Subadvisory Agreement and it is not required to be approved by the shareholders of the Portfolios.

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. Schedule A to the Subadvisory Agreement is hereby amended to reflect the addition of the Seasons Series Trust Large Cap Value Portfolio and Stock Portfolio. Schedule A is also attached hereto.

Portfolios	Annual Fee (as a percentage of the average daily net assets the Subadviser manages in the portfolio)

Large Cap Value Portfolio

0.50% on first $50 million

0.45% on next $50 million

At $100 million, the fee schedule resets to 0.40% on all assets

0.40% on next $100 million

At $200 million, the fee schedule resets to 0.35% on all assets

0.35% on next $300 million

At $500 million, the fee schedule resets to 0.325% on all assets

0.30% on next $500 million

At $1 billion and above, the fee schedule resets to 0.30% on all assets

Portfolios	Annual Fee (as a percentage of the average daily net assets the Subadviser manages in the portfolio)

Stock Portfolio

0.50% on first $50 million

0.40% on next $50 million

At $100 million, the fee schedule resets to 0.40% on all assets

0.40% on next $150 million

0.375% on next $250 million

0.35% on next $500 million

At $1 billion, the fee schedule resets to 0.35% on all assets

0.325% in excess of $1 billion

Subadviser shall manage the Large Cap Value Portfolio and Stock Portfolio assets and shall be compensated as noted above.

2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

4. Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT CORP.

By:	//s// PETER A. HARBECK
Name:	Peter A. Harbeck
Title:	President & CEO

T. ROWE PRICE ASSOCIATES, INC.

By:	//s// FRAN POLLACK-MATZ
Name:	Fran Pollack-Matz
Title:	Vice President

SCHEDULE A

Effective October 1, 2011

Portfolio(s)	Annual Fee (as a percentage of the average daily net assets the Subadviser manages in the portfolio)

Large Cap Value Portfolio

0.50% on first $50 million

0.45% on next $50 million

At $100 million, the fee schedule resets to 0.40% on all assets

0.40% on next $100 million

At $200 million, the fee schedule resets to 0.35% on all assets

0.35% on next $300 million

At $500 million, the fee schedule resets to 0.325% on all assets

0.30% on next $500 million

At $1 billion and above, the fee schedule resets to 0.30% on all assets

Mid Cap Growth Portfolio	0.50% first $40 million 0.40% over $40 million

Stock Portfolio

0.50% on first $50 million

0.40% on next $50 million

At $100 million, the fee schedule resets to 0.40% on all assets

0.40% on next $150 million

0.375% on next $250 million

0.35% on next $500 million

At $1 billion, the fee schedule resets to 0.35% on all assets

0.325% in excess of $1 billion

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